Registration Statement No. ____________

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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED


                               ACS HOLDINGS, INC.
                     (formerly known as maxxZone.com, Inc.)
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             (Exact name of registrant as specified in its charter)


                Nevada                                  88-0503197
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(State or other jurisdiction of                 (I.R.S. Employer ID. No.)
 incorporation or organization)


                              7658 Municipal Drive
                             Orlando, Florida 32819
                                 (407) 226-6866
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

Consulting Services Agreement dated February 12, 2004, by and between MaxxZone.com, Inc. and Bartholomew International Investments Ltd., Inc., as amended; Consulting Services Agreement dated February 12, 2004, by and between MaxxZone.com, Inc., and The Otto Law Group, PLLC, as amended; Consulting Services Agreement dated June 1, 2004, by and between MaxxZone.com, Inc., and Vintage Filings, LLC.; Consulting Services Agreement dated June 11, 2004, by and between ACS Holdings, Inc., and Bud Bolin; Consulting Services Agreement dated June 11, 2004, by and between ACS Holdings, Inc., and Kristian Holst; Consulting Services Agreement dated June 11, 2004, by and between ACS Holdings, Inc., and John Frohling



                             (Full Titles of Plans)

                      ____________________________________

                            The Otto Law Group, PLLC
                          900 Fourth Avenue, Suite 3140
                            Seattle, Washington 98164
                                 (206) 262-9545
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      (Name, Address and Telephone Number of Agent for Service of Process)



If any of the Securities being registered on this Form S-8 are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ____

                         CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- -------------------------- -------------------------- --------------
                                                Proposed Maximum           Proposed Maximum
Title of Securities to   Amount to be           Offering Price Per Share   Aggregate Offering Price
be Registered            Registered             (1)                        (1)                        Amount of Fee
------------------------ ---------------------- -------------------------- -------------------------- --------------
Common Stock,
$0.001 par value         105,500,000            $0.0065                     $685,750                  $86.88
------------------------ ---------------------- -------------------------- -------------------------- --------------

(1) Estimated solely for the purposes of determining the registration fee pursuant to Rule 457(h). On June 1, 2004, the fair market value of maxxZone.com, Inc. (the "Registrant") common stock, determined from its closing price on the Over-the-Counter Bulletin Board, was $0.0065 per share. On this basis, the maximum aggregate offering price for the shares being registered hereunder is 685,750, and this is the basis for computing the filing fee in accordance with Rule 457(h) and at a rate of the aggregate offering price multiplied by ..00012670.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information contained in the Registrant's registration statement on Form S-8, Registration File Nos. 333-112951 (filed on February 19, 2004), 333-113505 (filed on March 11, 2004), 333-114812 (filed on April 26, 2004), and 333-115877
(filed on May 26, 2004) is incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The information contained in the Registrant's registration statement on Form S-8, Registration File Nos. 333-112951 (filed on February 19, 2004), 333-113505 (filed on March 11, 2004), 333-114812 (filed on April 26, 2004) and 333-114812
(filed on May 26, 2004) is incorporated herein by reference. This Registration Statement relates to (i) an amendment to Consulting Services Agreement dated February 12, 2004, by and between MaxxZone.com, Inc. and Bartholomew International Investments Ltd., Inc. to increase the number of shares issuable thereunder to 93,333,333, (ii) an amendment to the Consulting Services Agreement dated February 12, 2004 by and between the Registrant and The Otto Law Group, PLLC, to increase the number of shares of common stock issued thereunder to 75,000,000, (iii) a Consulting Services Agreement dated May 19, 2004, by and between MaxxZone.com, Inc., and Vintage Filings, LLC, for the issuance of 2,000,000 shares of common stock, (iv) a Consulting Services Agreement dated June 11, 2004, by and between ACS Holdings, Inc., and Bud Bolin for the issuance of 10,666,667 shares of common stock, (v) a Consulting Services Agreement dated June 11, 2004, by and between ACS Holdings, Inc., and Kristian Holst for the issuance of 4,166,667 shares of common stock; and (vi) a Consulting Services Agreement dated June 11, 2004, by and between ACS Holdings, Inc., and John Frohling for the issuance of 16,666,666 shares of common stock.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The  following   documents   previously  filed  by  the  Registrant  are  hereby
incorporated by reference in this Registration Statement:

(a) The Registrant's Annual Report dated March 28, 2004 on Form 10-KSB, filed with the Commission on March 29, 2004.

(b) All reports and documents subsequently filed to the Registrant's Annual Report dated March 28, 2004 on Form 10-KSB, filed with the Commission on March 29, 2004, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

(c) The description of the Registrant's securities contained in the Registrant's registration statement on Form 10-SB, as filed with the Securities and Exchange Commission on December 31, 2001, including any amendment or report filed for the purpose of updating such description.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Certain legal matters with respect to the legality of the issuance of the common stock registered hereby will be passed upon for the Registrant by The Otto Law Group, PLLC ("OLG"). As of the date of this Registration Statement, David M. Otto, an affiliate of OLG, beneficially holds approximately 7,000,000 shares of the Registrant's common stock, not including 12,000,000 shares of the Registrant's common stock, all of which are being registered herein.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.751 of the Nevada General Corporation Law allows the Registrant to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise. The Registrant may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to pay any such amounts if it is later determined that such person was not entitled to be indemnified by the Registrant.

ITEM 8. EXHIBITS.

The following exhibits are filed herewith.

Exhibit
Number   Description
------   -----------

4.1 Form of Letter Agreement dated June 1, 2004, amending Consulting Services Agreement dated February 12, 2004 by and between MaxxZone.com, Inc. and Bartholomew International Investments Ltd., Inc.

4.2 Form of Letter Agreement dated June 1, 2004, amending Consulting Services Agreement dated February 12, 2004 by and between MaxxZone.com, Inc. and The Otto Law Group, PLLC.

4.3 Form of Consulting Services Agreement dated June 1, 2004 by and between MaxxZone.com, Inc. and Vintage Filings, LLC.

4.4 Form of Consulting Services Agreement dated June 11, 2004 by and between ACS Holdings, Inc. and Bud Bolin.

4.5 Form of Consulting Services Agreement dated June 11, 2004 by and between ACS Holdings, Inc. and Kristian Holst.

4.6 Form of Consulting Services Agreement dated June 11, 2004 by and between ACS Holdings, Inc. and John Frohling.

5.1      Opinion of The Otto Law Group, PLLC

23.1     Consent of Beckstead & Watts, LLP

23.2     Consent of The Otto Law Group, PLLC (included in Exhibit 5.1)

24.1 Power of Attorney (included on signature page of this registration statement)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando and State of Florida on the 14th day of June, 2004.

                                        MAXXZONE.COM, INC.



                                        By: /s/ Walter H. Roder II
                                            -----------------------------------
                                            Walter H. Roder II
                                            President and CEO


                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Walter H. Roder II his or her attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.


        Signature                                        Title                                   Date
---------------------------------       -----------------------------------------       ----------------------
/s/ Walter H. Roder                     President and CEO, Secretary and Director       June 14, 2004
---------------------------------
Walter H. Roder II

/s/ David Eisen                         Treasurer and Director                          June 14, 2004
---------------------------------
David Eisen



Exhibit
Number   Description
------   -----------

4.1 Form of Letter Agreement dated June 1, 2004, amending Consulting Services Agreement dated February 12, 2004 by and between MaxxZone.com, Inc. and Bartholomew International Investments Ltd., Inc.

4.2 Form of Letter Agreement dated June 1, 2004, amending Consulting Services Agreement dated February 12, 2004 by and between MaxxZone.com, Inc. and The Otto Law Group, PLLC.

4.3 Form of Consulting Services Agreement dated June 1, 2004 by and between MaxxZone.com, Inc. and Vintage Filings, LLC.

4.4 Form of Consulting Services Agreement dated June 11, 2004 by and between ACS Holdings, Inc. and Bud Bolin.

4.5 Form of Consulting Services Agreement dated June 11, 2004 by and between ACS Holdings, Inc. and Kristian Holst.

4.6 Form of Consulting Services Agreement dated June 11, 2004 by and between ACS Holdings, Inc. and John Frohling.

5.1      Opinion of The Otto Law Group, PLLC

23.1     Consent of Beckstead & Watts, LLP

23.2     Consent of The Otto Law Group, PLLC (included in Exhibit 5.1)

24.1 Power of Attorney (included on signature page of this registration statement)